Exhibit 99.1



Beckstead and Watts, LLP
------------------------
Certified Public Accountants
                                                    2425 W Horizon Ridge Parkway
                                                            Henderson, NV  89052
                                                                702.257.1984 tel
                                                                702.362.0540 fax


October 27, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for NowAuto Group, Inc. (formerly Global-E Investments, Inc.) (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2004 and 2003. On October 27, 2005, we were notified that we were dismissed by the Company as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K dated October 27, 2005, and we agree with such statements except that we cannot confirm or deny that the appointment of Moore and Associates CHTD was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors on September 21, 2005.


Very truly yours,


/s/ Beckstead and Watts, LLP
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Bechstead and Watts, LLP